Exhibit 4.2
Execution Version
AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     THIS AGREEMENT is made as of December 21, 2005, by and among Aprimo, Incorporated, a Delaware corporation (the “Company”), the Persons listed on Schedule I attached hereto as a “Investor” (collectively referred to herein as the “Investors” and individually as an “Investor”), Lighthouse Capital Partners IV, L.P. (“Lighthouse”), Silicon Valley Bank (“SVB”) and ORIX Venture Finance LLC (“ORIX”). The Investors, Lighthouse, SVB and ORIX shall hereinafter be collectively referred to as the “Holders.”
     WHEREAS, the Company and certain of the Holders are parties to a Registration Rights Agreement, dated as of August 28, 2000, as amended (the “Original Agreement”);
     WHEREAS, the Company and certain of the Investors are parties to a Series A2 Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);
     WHEREAS, in order to induce such Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement;
     WHEREAS, the execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement; and
     WHEREAS, the parties hereto desire to amend and restate the Original Agreement upon the terms and conditions set forth herein. Unless otherwise stated, capitalized terms contained herein have the meanings set forth in the Purchase Agreement.
     The parties hereto agree as follows:
     1. Demand Registrations.
     (a) Requests for Registration. At any time after the Company has completed a public offering of its Common Stock, $0.001 par value per share (the “Common Stock”), under the Securities Act, the Holders holding at least sixty percent (60%) of the Registrable Securities (as defined in this paragraph 1(a) below) may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registration”), and on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registrations”), if available. Within 10 days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. All registrations requested pursuant to this paragraph 1(a) are referred to herein as “Demand Registrations.” “Registrable Securities” means (i) any shares of Common Stock held by the Investors, (ii) any shares of Common Stock issued or issuable upon conversion of any Series A

Preferred Stock, $0.001 par value per share (“Series A Preferred”), held by the Investors, (iii) any shares of Common Stock issued or issuable upon conversion of any Series A1 Preferred Stock, $0.001 par value (“Series A1 Preferred”), held by the Investors, (iv) any shares of Common Stock issued or issuable upon conversion of any Series A2 Preferred Stock, $0.001 par value (“Series A2 Preferred”), held by the Investors, (v) all shares of Common Stock now or hereafter held by Lighthouse or SVB (including, without limitation, any shares of Common Stock issued or issuable upon exercise of warrants to purchase Common Stock or shares of Common Stock issued or issuable upon any convertible securities now or hereafter held by Lighthouse or Silicon Valley Bank), (vi) any Common Stock issuable upon conversion of any Series A1 Preferred or other preferred stock of the Company issuable upon exercise of the warrant issued to ORIX pursuant to that certain Loan and Security Agreement dated as of June 13, 2005, and (vii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) through (vi) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or eligible for resale in compliance with Rule 144(k) under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Holder will be deemed to hold Registrable Securities whenever such Holder has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
     (b) Long-Form Registrations. The Holders holding at least sixty percent (60%) of Registrable Securities will be entitled to request one Long-Form Registration in which the Company will pay all Registration Expenses (as defined in paragraph 5(a) below). A registration will not count as the permitted Long-Form Registration until it has become effective and unless the Holders are able to register and sell all of the Registrable Securities requested to be included in such registration; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective. Notwithstanding the foregoing, the Holders shall have the right to withdraw the request as set forth in this paragraph 1(b) and shall pay all associated expenses.
     (c) Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to paragraph 1(b), the Holders holding at least sixty percent (60%) of Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.
     (d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder.
     (e) Restrictions on Demand Registrations. The Company will not be obligated to effect a Demand Registration within six months after the effective date of a registration in which the Holders were given piggyback rights pursuant to paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration (i) if the Company’s board of directors determines that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business), any merger, consolidation, tender offer, strategic licensing arrangement, joint venture, or similar transaction, or (ii) if, in the good faith determination of the Company’s board of directors, the Company or any other of the Company’s act ivies would be adversely affected by such Demand Registration due to premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; provided that in such event, the Holders holding at least sixty percent (60%) of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as the permitted Long-Form Registration hereunder and the Company will pay all Registration Expenses in connection with such registration.
     (f) Selection of Underwriters. The Holders holding at least a majority of the Registrable Securities initially requesting registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which parties shall be acceptable to the Company in its reasonable discretion.
     (g) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders holding at least a majority of the Registrable Securities.
     2. Piggyback Registrations.
     (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

     (b) Piggyback Expenses. The Registration Expenses of the Holders will be paid by the Company in all Piggyback Registrations.
     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration and other securities of the Company possessing registration rights, pro rata among the Holders of such Registrable Securities and such other securities on the basis of the number of shares owned by each such Holder.
     (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration solely on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) the securities requested to be included therein by the Holders requesting such registration, (ii) the Holders holding securities of the Company with registration rights permitted to be included in such registration and (iii) the Registrable Securities requested to be included in such registration, pro rata among the Holders of all such securities on the basis of the number of shares owned by each such Holder, provided that no such reduction shall reduce the amount of securities of the Holders included in the registration below twenty five percent (25%) of the total amount of securities include in such registration, unless such offering is the Company’s initial public offering and does not include shares of any other selling stockholder.
     (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form or a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act), whether on its own behalf or at the request of any Holder, until a period of at least six months has elapsed from the effective date of such previous registration.
     3. Holdback Agreements. The Company agrees to use reasonable best efforts to cause each Company officer, director and holder of at least 1% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during the 180-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
     4. Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
     (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders holding a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);
     (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
     (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such

Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on The Nasdaq Stock Market and, if listed on The Nasdaq Stock Market, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a “national market system security” of The Nasdaq Stock Market within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;
     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holder holding at least a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
     (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
     (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;
     (l) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and
     (m) obtain a comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders holding a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).
     5. Registration Expenses.
     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on The Nasdaq Stock Market.
     (b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the Holders holding Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the Holders holding a majority of the Registrable Securities initially requesting such registration.
     (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.
     6. Indemnification.
     (a) The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.
     (b) In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.
     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.
     7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     8. Miscellaneous.
     (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.
     (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
     (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Holders holding at least sixty percent (60%) of the Registrable Securities.
     (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
     (e) Incorporation of Purchase Agreement Provisions. The paragraphs entitled “Severability,” “Counterparts,” “Descriptive Headings; Interpretation,” “Delivery by Facsimile,” “Notices” and “Governing Law” of the Purchase Agreement are hereby incorporated in this Agreement by reference and made a part hereof, except that the provisions of such paragraphs shall refer to this Agreement rather than the Purchase Agreement and shall continue to apply hereto regardless of whether the Purchase Agreement is no longer in effect.
     (f) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Original Agreement, which are hereby terminated and no longer in force or effect.
     (g) Termination of Registration Rights. The rights set forth in Sections 1 and 2 hereof shall terminate on the fifth anniversary of the closing of a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation).
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[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APRIMO, INCORPORATED

By:	/s/ William M. Godfrey
William M. Godfrey
President and Chief Executive Officer
Signature Page to Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

THE PRODUCTIVITY FUND IV, L.P.
By:	First Analysis Management Company IV, L.L.C., its General Partner
By:	First Analysis Venture Operations and Research, L.L.C., Managing Member

By:	/s/ Mark Koulogeorge

Managing Member

THE PRODUCTIVITY FUND IV ADVISORS FUND, L.P.
By:	First Analysis Management Company IV, L.L.C., its General Partner
By:	First Analysis Venture Operations and Research, L.L.C., Managing Member

By:	/s/ Mark Koulogeorge

Managing Member

INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
By:	Infrastructure and Environmental Private Equity Management, L.L.C., its General Partner
By:	First Analysis IEPEF Management Company III, LLC, A Member
By:	First Analysis Corporation, A Member

By:	/s/ Mark Koulogeorge

Member
Signature Page to Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III, a Civil partnership with limitation of liability established under the laws of the Federal Republic of Germany
By:	Infrastructure and Environmental Private Equity Management, L.L.C., its General Partner
By:	First Analysis IEPEF Management Company III, LLC, A Member
By:	First Analysis Corporation, A Member

By:	/s/ Mark Koulogeorge

Member
Signature Page to Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:
By:	/s/ Mark Koulogeorge
Mark Koulogeorge

Signature Page to Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

SIGMA PARTNERS V, L.P.
By:	Sigma Management V, L.L.C.
Its: General Partner

By:	/s/ Robert E. Davoli Its: Managing Director

SIGMA ASSOCIATES V, L.P.
By:	Sigma Management V, L.L.C.
Its: General Partner

By:	/s/ Robert E. Davoli Its: Managing Director

SIGMA INVESTORS V, L.P.
By:	Sigma Management V, L.L.C.
Its: General Partner

By:	/s/ Robert E. Davoli Its: Managing Director
Signature Page to Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

JEGI INTERNET ECONOMY PARTNERS, L.P.
By:	JEGI Capital LLC, its General Partner

By:	/s/ Wilma Jordan

Name:
Title:

JEGI INTERNET ECONOMY AFFILIATES LLC
By:	JEGI Capital LLC, its Manager

By:	/s/ Wilma Jordan

Name:
Title:
Signature Page to Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

FRAZIER TECHNOLOGY VENTURES I, L.P.
By	Frazier Technology Ventures Management I, L.P., its general partner
By	Frazier Technology Management, LLC, its general partner

By	/s/ Gary Gigot

Gary Gigot, Executive Member

FRIENDS OF FRAZIER TECHNOLOGY VENTURES I, L.P.
By	Frazier Technology Ventures Management I, L.P., its general partner
By	Frazier Technology Management, LLC, its general partner

By	/s/ Gary Gigot

Gary Gigot, Executive Member
Signature Page to Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

BLUE CHIP IV
LIMITED PARTNERSHIP
By:	Blue Chip Venture Company, Ltd., General Partner

By: Name:	/s/ Todd Gardner Todd Gardner
Title:	Director
Signature Page to Amended and Restated Registration Rights Agreement

Schedule I
Investors
The Productivity Fund IV, L.P.
The Productivity Fund IV Advisors Fund, L.P.
Infrastructure and Environmental Private Equity Fund III, L.P.
Environmental & Information Technology Private Equity Fund III
Mark Koulogeorge
Stephen Bowen
Lawrence Hickey
Sigma Partners V, L.P.
Sigma Associates V, L.P.
Sigma Investors V, L.P.
Frazier Technology Partners I, L.P.
Friends of Frazier Technology Ventures I, L.P.
JEGI Internet Economy Partners, L.P.
JEGI Internet Economy Affiliates LLC
Blue Chip IV Limited Partnership